UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc. (the “Company”) was held on May 5, 2011. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class III Directors. The result of the vote taken at the Annual Meeting for the election of two Class III directors of the Company to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Ernest F. Ladd, III	8,707,136	154,491	1,210,955

David A. Dye	7,617,632	1,243,995	1,210,955

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The result of the vote taken at the Annual Meeting to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011 was as follows:

Votes For	Votes Against	Abstentions

10,065,389	4,470	2,723

Proposal 3 – Advisory Vote on Executive Compensation. The result of the vote taken at the Annual Meeting to adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2011 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

8,676,376	140,229	45,020	1,210,957

Proposal 4 – Advisory Vote on Frequency of Say-on-Pay Vote. The result of the vote taken at the Annual Meeting to select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers was as follows:

Every 3 Years	Every 2 Years	Every Year	Abstentions	Broker Non-Votes

3,060,056	131,052	5,631,783	38,725	1,210,966

Because the stockholders’ vote on the frequency of future advisory votes on executive compensation is itself advisory, the result is not binding. The Company expects to publicly disclose within 150 days of the 2011 Annual Meeting, by an amendment to this Form 8-K, its determination as to the frequency with which future advisory votes on executive compensation will be held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 10, 2011	By:	/s/ David A. Dye
David A. Dye
Chief Financial Officer